UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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CNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P. O. Box 100, Windsor, VA 23487 ph. (757) 242-4422

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 17, 2005

The Special Meeting of shareholders of CNB Bancorp, Inc. will be held on November 17, 2005 at 4:00 p.m. at Citizens National Bank located at 11407 Windsor Boulevard, Windsor, Virginia for the following purposes:

(1)	To approve the Second Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan; and

(2)	To elect six (6) persons to serve as directors of CNB Bancorp, Inc. until their successors are duly elected and qualified.

The Board of Directors has set the close of business on October 3, 2005 as the record date for determining the shareholders who are entitled to notice of and to vote at the Special Meeting.

We hope that you will be able to attend the Special Meeting. Whether or not you plan to attend, we ask that you mark, date, sign and return the enclosed proxy card as soon as possible. If you attend the Special Meeting in person, you may revoke your proxy at the Special Meeting and vote your shares in person. You may revoke your proxy at any time before it is voted in the manner specified in the enclosed materials.

By Order of the Board of Directors,

/s/ Robert E. Spencer, Jr.
Robert E. Spencer, Jr.
Chief Executive Officer

October 21, 2005

CNB BANCORP, INC.

11407 Windsor Boulevard

Windsor, Virginia 23487

(757) 242-4422

PROXY STATEMENT FOR SPECIAL MEETING

INTRODUCTION

Time and Place of the Special Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the special meeting of shareholders (the “Special Meeting”) to be held on November 17, 2005 at 4:00 p.m. at Citizens National Bank located at 11407 Windsor Boulevard, Windsor, Virginia, and at any adjournments of the Special Meeting.

Record Date and Mailing Date

The close of business on October 3, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about October 21, 2005.

Number of Shares Outstanding

As of the close of business on the record date, CNB Bancorp had 10,000,000 shares of common stock, $0.01 par value, authorized, of which 564,937 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the Special Meeting.

VOTING AT THE SPECIAL MEETING

Proposals to Be Considered

Proposal 1: Approval of an Amendment to the 2003 Stock Incentive Plan. Shareholders will be asked to approve the Second Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan. Please see the discussion of this proposal on page 3.

Proposal 2: Election of Directors. Shareholders will be asked to elect six (6) persons to serve as directors of CNB Bancorp, Inc. until their successors are duly elected and qualified. The proposed directors are described on page 4. These directors shall serve in addition to the already-existing directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF ALL PROPOSALS

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the amendment to the 2003 Stock Incentive Plan, FOR the election of six new directors, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the Special Meeting.

You can revoke your proxy at any time before it is voted by (1) attending the Special Meeting and voting in person or (2) by delivering either a written revocation of the proxy or a duly executed proxy bearing a later date to Robert E. Spencer, Jr., Chief Executive Officer of CNB Bancorp, Inc., at 11407 Windsor Boulevard, Windsor, Virginia 23487.

Requirements for Shareholder Approval

A quorum will be present at the Special Meeting if at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Abstentions. A shareholder who is present in person or by proxy at the Special Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Special Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Election of the six new proposed directors requires the vote of a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote on the matter. Approval of the amendment to the 2003 Stock Incentive Plan and any other matter that may properly come before the Special Meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes with respect to the amendment to the 2003 Stock Incentive Plan and shall have no effect with respect to the directors.

Proxy Solicitation

CNB Bancorp will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL 1

APPROVAL OF THE SECOND AMENDMENT TO THE CNB BANCORP, INC.

2003 STOCK INCENTIVE PLAN

The Board of Directors of CNB Bancorp plans to amend the CNB Bancorp, Inc. 2003 Stock Incentive Plan, which was established by indenture dated May 13, 2003, as amended by that certain First Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan dated August 12, 2003 (collectively, the “Plan”), to provide that the Board of Directors shall have the authority to amend or terminate the Plan and to provide that all options outstanding as of December 14, 2005 will vest on December 14, 2005. At the Special Meeting, shareholders will be asked to consider and vote on the approval and adoption of the amendment to the Plan.

Under new accounting standard (FAS 123(R)), all companies will need to begin expensing options. The new rules are effective for small business issuers and non-public companies beginning on January 1, 2006. The new rule requires companies to record a compensation expense for their options over the vesting period of the options. For public companies, this includes options that were granted prior to the effective date of the interpretation. The measurement of the compensation expense is based on the fair value of the option at the date of the grant. There are several methods of determining the fair value of the option, and the new accounting standard provides detailed valuation techniques (including the binomial and black-scholes models). Options that are already vested as of the effective date will not require any expense recognition. We therefore will enjoy significant recognized expense savings if our options vest prior to January 1, 2006.

The following description of the amended provisions of the Plan is qualified in its entirety by reference to the Second Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan, which is attached hereto as Appendix A.

Amendment to the 2003 Stock Incentive Plan

Conditions to the Exercise of an Option. Under the Plan, the committee appointed by the Board of Directors of CNB Bancorp to administer the Plan (the “Committee”) is authorized to specify the terms and conditions of each option granted including how and when each option shall be exercised. The Committee may also accelerate, at any time before the termination of an option, the time or times at which such option may be excercised. The amendment to the Plan provides that all options outstanding as of December 14, 2005 shall vest on December 14, 2005. Any stock option granted during the period beginning on December 15, 2005 and ending on the third anniversary of the date Citizens National Bank opened for business may not become vested and exercisable at a rate faster than in equal one-third increments commencing with the first anniversary of such option’s grant date.

Termination and Amendment of the Plan. The amendment to the Plan provides that the Board of Directors at any time may amend or terminate the Plan without shareholder approval.

Shareholder Approval

The Board of Directors seeks shareholder approval of the adoption of the amendment to the Plan. Upon the approval of the amendment to the Plan, approximately 58,000 shares, all held by officers and directors of the Company, shall vest on December 14, 2005.

Approval of the amendment to the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present or represented and entitled to vote at the Special Meeting. Proxies received which contain no instructions to the contrary will be voted FOR the approval of the adoption of the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOUR VOTE IN FAVOR OF THE APPROVAL OF THE SECOND AMENDMENT TO THE CNB BANCORP, INC. 2003 STOCK INCENTIVE PLAN

PROPOSAL 2

ELECTION OF DIRECTORS

CNB Bancorp’s Board of Directors is divided into three classes – Class I, Class II and Class III – each of which is as nearly equal in number as possible. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. The Board of Directors has nominated six (6) candidates for election to the Board in addition to those directors already serving on the Board.

The Board has nominated Tommy J. Duncan and William L. Shelton for election as Class I Directors. If elected, each of the Class I Directors will serve a term expiring in 2006. The Board of Directors has also nominated D. C. (Hewitt) Bowman and William E. Goodwin for election as Class II Directors. If elected, each of the Class II Directors will serve a term expiring in 2007. Finally, the Board of Directors has nominated Anna M. Nash and Lester A. Younkins for election as Class III Directors. If elected, Class III Directors will serve a term expiring in 2008.

The following table shows for each nominee: (a) his or her name, (b) his or her age at October 21, 2005, (c) his or her position(s) with CNB Bancorp, and (d) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

NAME (AGE)	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE

CLASS I—DIRECTOR NOMINEES

(Nominated for Term Expiring 2006)

Tommy J. Duncan (52)	Current CNB Bancorp, Inc. Advisory Board Member Secretary/Treasurer – Custom Locators-USA, Inc. Owner – Southeast Vending, LLC

William L. Shelton (62)	Current CNB Bancorp, Inc. Advisory Board Member President – A&S of Tidewater, Inc. Owner – Aston Turf Farmer and Real Estate Investor

CLASS II—DIRECTOR NOMINEES

(Nominated for Term Expiring 2007)

D. C. (Hewitt) Bowman (76)	Current CNB Bancorp, Inc. Advisory Board Member Broker/Owner – Venture Properties, Inc.

William E. Goodwin (67)	Current CNB Bancorp, Inc. Advisory Board Member Retired – Former Owner – Suffolk Sanitary Supply Co., Inc.

CLASS III—DIRECTOR NOMINEES

(Nominated for Term Expiring 2008)

Anna M. Nash (53)	Current CNB Bancorp, Inc. Advisory Board Member Independent Private Duty Nurse Tandem Health Care of Windsor – MDS Department Vice President – Nash Trucking Company

Lester A. Younkins (66)	Current CNB Bancorp, Inc. Advisory Board Member Retired – Mechanical Engineer Formerly, Manager, Product Development – ITW/Southland

Election of the above directors requires the affirmative vote of the holders of at least a plurality of the outstanding shares of common stock present or represented and entitled to vote at the Special Meeting. Proxies received which contain no instructions to the contrary will be voted FOR the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOUR VOTE IN FAVOR OF THE ELECTION OF THE ABOVE DIRECTORS

Continuing Directors

The following two tables set forth, for each continuing director of the Company whose term has not yet expired, the following: (a) his or her name, (b) his or her age at December 31, 2004, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company and the Bank, and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS III—CONTINUING DIRECTORS

(Year Term Expiring 2008)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
Allen E. Brown (59)	2001	Director. Vice President and manager of Nu-Image Inc.

Marcia Collins Patterson (46)	2001	Director. Private investment property manager and refinishing shop operator.

Gerald D. Scheimberg (57)	2001	Director. President of Foot Care of Hampton Roads PC. Until May, 2000 Vice President of Podiatry, Ltd.

Susan Worrell O’Connell (35)	2001	Director. Coordinator and previous Program Support Specialist with Southeastern Cooperative Educational Programs.

Brenton D. Burgess (48)*	2004	Director. Principal of CPA firm, Burgess & Company, PC.

*	Mr. Burgess was elected to serve as a Director by the Board of Directors in October, 2004. Mr. Burgess was authorized by the OCC to assume the position in February, 2005 and was subsequently elected by the shareholders at the Company’s 2005 Annual Meeting.

CLASS II—CONTINUING DIRECTORS

(Term Expiring 2007)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
Judy D. Brown (58)	2001	Director. Vice President and Bank Manager with 38 years experience in the banking industry

Oliver D. Creekmore (60) *	2005	Director. President. Thirty four years of banking experience ranging from lender to President & CEO in community bank setting.

Harold F. Demsko (45)	2001	Director. Practicing dentistry in Windsor since 1985.

Clem E. Dalton (65)	2002	Director. Co-owner and Vice President of Dale’s Garage, Used Cars and Wrecker Service, Inc.

Gene Worrell (74)	2001	Director. Retired.

*	Mr. Creekmore was elected to serve on the Board of Directors at the Company’s 2005 Annual Meeting and was not a director as of December 31, 2004.

CLASS I—CONTINUING DIRECTORS

(Term Expiring 2006)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
J. Larry Darden (49)	2001	Director. Self-employed farmer.

James E. Laine (60)	2001	Director. Owner/manager of Wakefield Peanut Company.

G. Stewart Tyler (61)	2001	Chairman. Owner and Agent Appraiser for Right of Way Acquisitions & Appraisals, Inc.

Robert E. Spencer, Jr. (63)	2004	Director. CEO. Thirty four years of banking experience, including 12 years as President & CEO of community banks and four years as a senior officer of an SEC reporting community bank.

Michael G. Smith (53)	2001	Vice Chairman. President of M.G. Smith Building Company, Inc.

Meetings and Committees of the Board

During the year ended December 31, 2004, the Board of Directors of the Company held 4 meetings and the Board of Directors of the Bank held 16 meetings. Each of the incumbent directors, with the exception of Marcia C. Patterson, attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the board on which he or she serves. Although the Company does not have a formal policy regarding its directors’ attendance at the Annual Meeting of Shareholders, directors are expected and encouraged to attend the Annual Meeting. All of the directors of the Company attended the 2004 Annual Meeting except J. Larry Darden.

Executive Committee

The primary purpose of the Executive Committee is to provide a body which may act in place of the Board, with the full authority of the Board, when needed. Additionally, the Executive Committee may address matters deemed suitable for a Board level committee, but for which another committee has not been established, such as a nominating committee. The Bank’s executive committee consists of Robert E. Spencer, Jr., G. Stewart Tyler, Michael G. Smith, James E. Laine, Harold F. Demsko, and J. Larry Darden. The executive committee held two meetings during the year ended December 31, 2004.

Audit Committee

The Company, through the Bank, has an audit committee that recommends to the Bank’s, and therefore to the Company’s, Board of Directors the independent public accountants to be selected to audit the Bank’s and the Company’s annual financial statements and determines whether all audits and exams required by law are being performed fully, properly and in a timely fashion. The audit committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The Bank’s audit committee consists of Allen E. Brown, Susan W. O’Connell, Marcia C. Patterson, Gerald D. Scheimberg, and Michael G. Smith. Each member of the committee is deemed to be an independent director under Nasdaq Stock Market listing standards currently in effect. The audit committee held four meetings during the year ended December 31, 2004.

Compensation Committee

The Compensation Committee is responsible to the Board of Directors for the Human Resources of the Bank, including staffing levels, overall Salaries and Benefits, adherence to HR policies, and other matters regarding Bank Staff. The bank’s compensation committee consists of James E. Laine, Susan W. O’Connell, and Marcia C. Patterson. The compensation committee held eight meetings during the year ended December 31, 2004.

Nominating Committee

The Board: The Company does not have a standing nominating committee and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Each of the Company’s directors is an independent director, except for Mr. Spencer, Mr. Creekmore and Mrs. Brown, under the National Association of Securities Dealers’ definition of “independent director.” Since the Company is a small business issuer and only three directors are not independent, the Company believes a standing nominating committee is not necessary. The Board of Directors has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board of Directors does not prescribe any specific qualifications (other than those set forth in the Company’s Bylaws) or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board of Directors deems relevant.

Nominations: Nominations, other than those made by or on behalf of the existing management of the Company shall be made in writing and shall be delivered or mailed to the President or Secretary of the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided that, however, if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President or secretary of the Company no later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer, or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any Company registered as an investment company under the Investment Company Act of 1940, as amended, (v) whether such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and (vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company’s books (if they so appear), (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

Qualifications: Only persons (i) who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth immediately above and (ii) who own beneficially at least 500 shares of the Company’s common stock, and who have voting rights for at least 5,000 shares (up to 4,500 shares of which may be by assigned voting rights), shall be eligible to serve as directors. If the required voting rights are held by assignment, said assignment shall be in writing, notarized, shall be valid until revoked by the assignor, and shall be delivered to the Company’s President within 30 days of election or appointment as a director. If, at the date of election or appointment as a director, the director does not beneficially own 5,000 shares, the director agrees to acquire additional shares of the Company’s common stock so that such director then beneficially owns 5,000 shares over the next five (5) year period, provided said stock is reasonably available for acquisition.

Investment/ALM Committee

The Investments/ALM (Asset-Liability Management) Committee of the Bank is appointed to assist the Board in overseeing the Investments and ALM functions. The Committee reviews the Investment Portfolio on a periodic basis to verify that our Investments are safe and sound, and to verify compliance with the Bank’s Investment Policies. In its ALM role, the Committee’s goals are to assist Bank Management to achieve and maintain an optimum and relatively stable net interest margin, a profitable after-tax Return on Assets and Return on Equity, and to maintain adequate liquidity. The committee also monitors our interest rate sensitivity, with a goal of maintaining a relatively balanced position between rate sensitive assets and rate sensitive liabilities. The bank’s investment/ALM committee consists of Gerald D. Schiemberg, Gene E. Worrell, and Allen E. Brown. During the year ended December 31, 2004, the investment committee held three meetings.

Loan Committee

The Loan Committee is responsible to the Board of Directors for overseeing and monitoring the overall lending functions of the Bank, including safety and soundness, compliance with bank policy, and the quality of the loan portfolio. The loan committee consists of Harold F. Demsko, Clem E. Dalton, J. Larry Darden, Gene E. Worrell, and Judy D. Brown. The loan committee held fifteen meetings during the year ended December 31, 2004.

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company: (a) his or her name, (b) his or her age at December 31, 2004, (c) how long he or she has been an officer of the Company, and (d) his or her positions with the Company and the Bank:

NAME (AGE)	OFFICER SINCE	POSITION WITH THE COMPANY AND THE BANK
Robert E. Spencer, Jr. (63)	2004	President and Chief Executive Officer ; Director

Elizabeth T. Beale (32)	2003	Vice President, Chief Financial Officer and Cashier

Judy D. Brown (58)	2003	Vice President and Bank Manager

Jerry R. Bryant (55)	2003	Vice President and Senior Loan Officer

Summary Compensation Table

The following table shows information for 2004 with regard to compensation for services rendered in all capacities to the Company by its President and Chief Executive Officer, Robert E. Spencer, Jr. The table also shows information for 2004, 2003, 2002 and 2001 with regard to compensation for services rendered in all capacities to the Company by its former President and Chief Executive Officer, Douglas A. Chesson. Currently, no other executive officer receives compensation of $100,000 or more. All compensation paid through April 28, 2003 was paid by CNB Bancorp, LLC. From April 29, 2003, all compensation was paid by Citizens National Bank.

							Long-Term Compensation
	Annual Compensation							Awards	Payouts	All Other Compensation ($)
Name and Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Options/ SARs (#)	LTIP Payouts ($)
Robert E. Spencer, Jr. President and Chief Executive Officer	2004	(5)	43,098	0	—	(1)	0	0	0	1,508	(2)
Douglas A. Chesson,	2004	(4)	73,627	0	—	(1)	0	0	0	3,232	(2)
Former President and	2003		86,769	12,000	—	(1)	0	0	0	5,206	(2)
Chief Executive Officer	2002		75,000	0	—	(1)	0	0	0	4,500	(2)
	2001	(3)	34,375	0	—	(1)	0	0	0	1,875	(2)

(1)	The aggregate value of “other annual compensation” does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations and is therefore omitted.

(2)	Consists primarily of contributions to the Company’s 401(k) made by the Company on behalf of executive.

(3)	July – December 31, 2001.

(4)	January 1 – July 23, 2004.

(5)	July 26 – December 31, 2004.

Option Grants in Fiscal Year 2004 to Named Executive Officers

Name	Number of Securities Underlying Options	Percent of Total Granted to Employees in 2004	Exercise Price Per Share	Expiration Date
Douglas A. Chesson	28,057	96.6%	$10.00	October 26, 2004

The Company granted options of 28,057 during fiscal year 2004 to Douglas A. Chesson. Eight hundred of those options were exercised during 2004. The remaining 27,257 options expired and were returned to reserve for issuance.

Outstanding Stock Options to Named Executive Officers

There are no outstanding stock options granted to the named executive officers.

Employment Agreement

Douglas A. Chesson served as President and Chief Executive Officer of the Company and Citizens National Bank under an employment agreement. The agreement was executed upon the opening of Citizens National Bank, effective July 1, 2001. Under the terms of the agreement, Mr. Chesson’s compensation included:

•	A base salary of $92,000 per year;

•	Eligibility to receive an annual incentive bonus based on the net income of Citizens National Bank;

•	Incentive stock options to purchase 5% of the number of shares of common stock sold in the original offering at an exercise price equal to the fair market value on the date of grant; and

•	Other customary benefits such as health and life insurance, use of an automobile, travel expenses and membership to business and social organizations.

The initial three-year term of the agreement expired in July, 2004 and was renewed for a ninety-day period upon the mutual agreement of Mr. Chesson and the Company. Mr. Chesson resigned effective July 23, 2004. Mr. Chesson and the Company entered into a severance agreement upon whereby the Company paid Mr. Chesson severance compensation equal to three months salary of $23,345. The agreement also provided that Mr. Chesson will not compete with us in the banking business within a fifteen (15) mile radius of the town limits of Windsor nor solicit our customers or employees for a period of one year from August, 2004. Mr. Chesson released the Bank and the Company from any and all claims he may have.

Robert E. Spencer, Jr., Chief Executive Officer of the Company, is employed pursuant to an oral agreement whereby Mr. Spencer devotes twenty to thirty hours per week to his duties as CEO and is paid $46,690 annually. Mr. Spencer is also entitled to benefits that are available to all employees of the Bank.

Oliver D. Creekmore, President of the Company, is employed pursuant to a written Employment Agreement dated March 14, 2005. The agreement is for a period of one year. Under the terms of the agreement, Mr. Creekmore’s compensation includes:

•	A base salary of $93,380 per year;

•	Eligibility to receive an annual incentive bonus; and

•	Other customary benefits such as health and life insurance, use of an automobile, travel expenses and membership to business and social organizations.

Mr. Creekmore’s agreement also provides for a payment in the event of a change in control of the company, as well as non-competition and non-solicitation provisions.

DIRECTOR COMPENSATION

We do not intend to compensate the directors of the Company or Citizens National Bank separately for their services as directors until net profits of the Company and Citizens National Bank exceed their net losses since inception on a cumulative basis. Thereafter, the Company and Citizens National Bank will adopt reasonable compensatory policies for their directors.

Organizing Directors’ Shares and Warrants

The Company issued to each organizing director a warrant to purchase one share of common stock for each share the organizer purchased in the Company’s initial public offering for which they are the beneficial holder, up to an aggregate of 102,500 shares. During 2004, 3,000 vested warrants were exercised and 9,000 outstanding warrants were terminated. All of the remaining warrants are held by the organizing directors of the Company and vest in 25% increments over a four year period beginning January 1, 2003 at an exercisable price of $10.00 per share. The first increment vested January 1, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares beneficially owned by the Company’s directors, director nominees, and executive officers, as of October 3, 2005. Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. All shares listed below refer to shares of common stock. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of October 3, 2005. Except as set forth below, the Company knows of no person who owns or controls, directly or indirectly, in excess of five percent of the outstanding common stock of the Company. Unless otherwise indicated, the address for each of the following beneficial owners is care of Citizens National Bank, P.O. Box 100, Windsor, Virginia 23487.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Director and Director Nominees:
Spencer, Jr., Robert E.(2)	5,000	*
Darden, J. Larry	5,850	1.03%
Duncan, Tommy J.	31,750	5.62%
Laine, James E.	14,000	2.47%
Shelton, William L.	5,200	*
Smith, Michael G.	16,606	2.93%
Tyler, G. Stewart	9,800	1.73%
Bowman, D. C. (Hewitt)	9,000	1.59%
Brown, Judy D.	11,150	1.97%
Creekmore, Oliver D.(3)	3,150	*
Dalton, Clem E.	6,415	1.13%
Demsko, Harold F.	17,750	3.14%
Goodwin, William E.	31,766	5.62%
Worrell, Gene E.	12,750	2.25%
Brown, Allen E.	5,500	*
Burgess, Brenton D.	500	*
O’Connell, Susan W.	10,250	1.81%
Nash, Anna M.	8,467	1.49%
Patterson, Marcia C.	11,250	1.99%
Scheimberg, Gerald D.	9,250	1.63%
Younkins, Lester A.	6,000	1.06%
Executive Officer:
Jerry R. Bryant	2,000	*
All Directors, Director Nominees, and Executive Officers as a Group (22 persons)	233,404	41.31%

(*)	Less than 1%.

(1)	Percentages are based on 564,937 shares outstanding, plus the number of shares beneficially owned by the named persons in connection with the vested portion of his or her exercisable option and/or warrant.

(2)	Mr. Spencer is also the Chief Executive Officer of the Company and Citizens National Bank.

(3)	Mr. Creekmore is also the President of the Company and Citizens National Bank.

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance. All data is presented as of December 31, 2004.

Equity Compensation Plan Table

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,000		$12.50	83,370
Equity compensation plans not approved by security holders	90,500	(1)	$10.00	N/A
Total	91,500		$10.03	83,370

(1)	Represents 102,500 shares underlying organizers’ warrants issued in connection with the Company’s initial public offering.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2004, Section 16(a) of the Securities Exchange Act of 1934 required the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, during the fiscal year ended December 31, 2004, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive, financial and accounting officers, as well as other employees. A copy of the Company’s Code of Ethics has not been posted to any web site because neither the Company nor the Bank has an official web site. However, a copy may be obtained, without charge, upon written request addressed to CNB Bancorp, Inc. at P.O. Box 100, Windsor, VA 23487, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at 757-242-3733.

SHAREHOLDER PROPOSALS

To be included in the Company’s annual proxy statement, shareholder proposals not relating to the election of directors must be received by the Company at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that proposals be submitted no later than December 6, 2005 for next year’s annual meeting. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals.

SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with the Board of Directors of the Company or with a particular director may do so in writing addressed to the Board, or to the particular director, in care of Oliver D. Creekmore, President, at the Company’s office at 11407 Windsor Boulevard, Windsor, Virginia 23487. Mr. Creekmore will promptly forward such communications to the applicable director or to the Chairman of the Board of Directors for consideration at the next scheduled meeting of the Board of Directors

OTHER MATTERS

The Board of Directors of CNB Bancorp knows of no other matters that may be brought before the Special Meeting. If, however, any matters other than those described in the Notice of Special Meeting of Shareholders should properly come before the Special Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

If you cannot attend the Special Meeting in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

October 21, 2005

APPENDIX A

SECOND AMENDMENT TO THE

CNB BANCORP, INC.

2003 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT is made effective as of November 17, 2005, by CNB BANCORP, INC., a Virginia corporation (the “Company”).

WHEREAS, the Company maintains the CNB Bancorp, Inc. 2003 Stock Incentive Plan, which was established by indenture dated May 13, 2003, as amended by that certain First Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan dated August 12, 2003 (collectively, the “Plan”);

WHEREAS, the shareholders of the Company approved and authorized this Second Amendment at a special meeting of shareholders on November 17, 2005, which Second Amendment provides that all stock options which are outstanding as of December 14, 2005 will vest on December 14, 2005 and that the Plan may be terminated or amended without the approval of the Company’s shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of November 17, 2005, as follows:

1.	By deleting the last sentence of Section 3.2(d) of the Plan and substituting therefor the following:

“Notwithstanding the foregoing, each Option granted under the Plan as of December 14, 2005 shall vest on December 14, 2005; and no Option granted during the period beginning on December 15, 2005 and ending on the third anniversary of the date the Bank opened for business shall contain provisions which allow the Option to become vested and exercisable at a rate faster than in equal one-third increments commencing with the first anniversary of the Option’s grant date.”

2.	By deleting the existing Section 5.8 of the Plan and substituting therefor the following:

“5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.”

Except as specifically amended hereby, the provisions of the Plan shall remain in full force and effect as prior to the adoption of this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed, effective as of the date first above written.

CNB BANCORP, INC.

By:

Title:

ATTEST:

By:

Title:

CNB BANCORP, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 17, 2005

The undersigned hereby appoints Robert E. Spencer, Jr., Chief Executive Officer, or G. Stewart Tyler, Chairman, or either of them, as proxies, with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated below, all of the common stock of CNB Bancorp, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of shareholders to be held at Citizens National Bank located at 11407 Windsor Boulevard, Windsor, Virginia on November 17, 2005, at 4:00 p.m. and at any adjournments of the Special Meeting, upon the proposals described in the accompanying notice of the Special Meeting and the proxy statement relating to the Special Meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF ALL PROPOSALS.

PROPOSAL 1:	To approve the Second Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 2:   To elect 2 persons as Class I Directors of CNB Bancorp for a term expiring in 2006, 2 persons as Class II Directors for a term expiring in 2007, and 2 persons as Class III Directors for a term expiring in 2008:

Class I	Tommy J. Duncan	William L. Shelton

Class II	D. C. (Hewitt) Bowman	William E. Goodwin

Class III	Anna M. Nash	Lester A. Younkins

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION:	To withhold authority for any individual nominees, mark “FOR” above, and write the nominees’ names in this space.

___________________________________________________________________

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposals. Discretionary authority is hereby conferred as to all other matters which may come before the Special Meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder	Date

Signature of Shareholder	Date

Print Name(s) of Shareholder(s)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL                          WILL NOT                          ATTEND THE SPECIAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE